Exhibit – 23

Consent of Independent Registered Public Accounting Firm

     We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-116414) pertaining to the Milacron Inc. 2004 Long-term Incentive Plan,

(2)	Registration Statements (Forms S-8 Nos. 333-115948 and 333-115949) pertaining to the Milacron Inc. Retirement Savings Plan,

(3)	Registration Statement (Form S-8 No. 33-56403) pertaining to the Milacron Inc. 1994 Long-term Incentive Plan,

(4)	Registration Statement (Form S-8 No. 333-69194) pertaining to the Milacron Inc. 1997 Long-term Incentive Plan, and

(5)	Registration Statement (Form S-8 No. 333-74426) pertaining to the Milacron Inc. Plan for the Deferral of Directors' Compensation,

of our report dated March 25, 2005, with respect to the consolidated financial statements and financial statement schedule listed in Item 15(c) included in this Annual Report (Form 10-K) of Milacron Inc., and to the references to our firm in Item 9A of this Annual Report.

/s/ Ernst & Young LLP

Cincinnati, Ohio
March 25, 2005